SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC.

	INVESTMENT ADVISORY AGREEMENT

	AGREEMENT, made as of the 23rd day of June 1997 between SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC., a Maryland Corporation, (the "Fund") and Travelers Investment Management Company (the "Adviser").

	W I T N E S S E T H:

	WHEREAS, the Fund is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

	WHEREAS, the Fund has been organized for the purpose of investing its funds and desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Adviser and to have the Adviser perform for it various investment management services; and the Adviser is willing to furnish such advice and services on the terms and conditions hereinafter set forth;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

	1.	The Fund hereby appoints the Adviser to act as investment adviser to the Fund on the terms set forth in this Agreement.  The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

	2.	Subject to the supervision of the Board of Directors of the Fund
(the "Board"), the Adviser shall manage the investment of the Fund assets and provide investment research advice and supervision of the Fund's portfolio in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Registration Statement under the 1940 Act as it may be amended from time to time (the Fund's "Registration Statement") and subject to the following understandings:

	(a)	The Adviser shall provide supervision of the Fund's investments and determine from time to time the investments or securities that will be purchased, retained, sold or loaned by the Fund, and the portion of the assets that will be invested in securities or otherwise.

		In determining the securities to be purchased or sold by the Fund, the Adviser shall place orders with respect to portfolio securities either directly with the issuer or with or through such persons, brokers (including Smith Barney Inc.) or dealers in conformity with the policy with respect to brokerage as set forth in the Fund's Registration
Statement or as the Board may direct from time to time. It is understood that it may be desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the best price and best execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund's Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser or its affiliates in connection with their services to other clients.



	(b)	The Adviser shall use its best judgment in the performance of its duties under this Agreement.

	(c)	The Adviser undertakes to perform its duties and obligations under this Agreement in conformity with the Prospectus of the Fund, with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations and with the instructions and directions of the Board.

	(d)	The Adviser shall maintain such books and records with respect to the Fund's portfolio transactions and such books and records required to be maintained by the Adviser pursuant to the Rules of the Commission under the 1940 Act and the Adviser shall render to the Fund's Board such periodic and special reports as the Board may reasonably request. The
Adviser agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

	(e)	The Adviser shall provide the Fund's Administrator on each business day with information relating to all transactions concerning the Fund's portfolio.

	3.	The Adviser will bear all of its expenses of its employees and overhead in connection with its duties under this Agreement. It will also pay all directors' fees and salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Adviser.

	Except for the expenses specifically assumed by the Adviser, the Fund will pay all of its expenses, including, without limitation, fees of the directors not affiliated with the Adviser or its affiliates and board meeting expenses; fees of the Adviser and of Smith Barney Mutual Funds Management Inc. (or any successor) as the Administrator; interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants, and of the transfer agent, registrar and dividend disbursing agent of the Fund; expenses of issue, repurchase or redemption of Shares; expenses of printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; fees and expenses of the Fund's custodians for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's Shares; expenses of membership in associations; expenses of fidelity bonding and other insurance premiums; expenses of shareholders' meetings; filing fees and expenses related to the registration and qualification of the Funds shares and the Fund under Federal or state securities laws and maintaining such registrations and qualifications (including the printing of the Funds registration statements and prospectuses); fees payable to the National Association of Securities Dealers, Inc. in connection with this offering; and its other business and operating expenses.

	4.	For the services provided and the expenses assumed pursuant to this
Agreement, the Fund will pay to the Adviser a monthly fee in arrears equal to
 .65% per annum of the Fund's average daily net assets during the month.

	5.	The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected.

	6.	The Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this
Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	7.	This Agreement shall continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser, on 60 days' written notice by either party to the other. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder).

	8.	Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers, or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The investment advisory services provided by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

	9.	Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Adviser at One Tower Square, Hartford, Connecticut 06183, Attention: Chief Executive Officer; or (ii) to the Fund at
388 Greenwich Street, New York, New York 10013, Attention: Secretary.

	10.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

			SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC.


		Attest:

		By:	By:

			TRAVELERS INVESTMENT MANAGEMENT COMPANY


		Attest:

		By:	By:







1
u:funds\sbfi\misc\manage\sbd